UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2010

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2010, it was determined that one of the Federal Home Loan Bank of Topeka’s (the "FHLBank") member directors, Lawrence L. McCants, was no longer eligible to serve as a director on the FHLBank’s board of directors pursuant to Federal Housing Finance Agency ("Finance Agency") regulations, effective as of that date. Mr. McCants was not asked to resign nor was he removed for cause. The directorship previously held by Mr. McCants has a term ending December 31, 2010.

In addition, on July 23, 2010, Mark E. Yardley’s responsibilities as co-principal financial officer were transferred to Denise L. Cauthon, First Vice President and Chief Accounting Officer, who will serve as the sole principal financial officer for the FHLBank, effective as of that date. Ms. Cauthon was previously appointed co-principal financial officer on May 26, 2010, as disclosed on FHLBank’s Form 8-K filed with the Securities and Exchange Commission on June 1, 2010. Mr. Yardley will continue to serve as Executive Vice President and Chief Risk Officer of FHLBank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

July 27, 2010	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel